As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alphabet Inc.

(Exact name of Registrant as specified in its charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alphabet Inc. Amended and Restated 2012 Stock Plan

(Full title of the plan)

Sundar Pichai

Chief Executive Officer

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Kent Walker, Esq. Kathryn W. Hall, Esq. Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class C capital stock, par value $0.001 per share, to be issued under the Alphabet Inc. Amended and Restated 2012 Stock Plan	8,500,000	$1,503.02	$12,775,670,000	$1,658,281.97
Total	8,500,000	$1,503.02	$12,775,670,000	$1,658,281.97

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Class C capital stock as may become available for issuance pursuant to the Alphabet Inc. Amended and Restated 2012 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Class C capital stock.

(2)

Estimated solely for the purposes of computing the amount of the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Class C capital stock on July 24, 2020, as reported by NASDAQ, which was $1,503.02.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Alphabet Inc., a Delaware corporation (the “Registrant”), to register an additional 8,500,000 shares of its Class C capital stock, par value $0.001 per share, issuable to eligible employees, consultants, contractors, and directors of the Registrant and its affiliates under the Registrant’s Amended and Restated 2012 Stock Plan (the “Plan”). The Registrant filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2015 (File No. 333-207254), August 4, 2016 (File No.  333-212914), July 25, 2017 (File No.  333-219435), July 24, 2018 (File No.  333-226309), and July 26, 2019 (File No.  333-232836) Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) relating to shares of Class C capital stock issuable to eligible employees, consultants, contractors, and directors of the Registrant under the Plan. The Prior Registration Statements are currently effective. The Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference and made part of the Registration Statement, except as amended hereby.

Item 8. Exhibits.

Exhibit Number	Description

3.01	Amended and Restated Certificate of Incorporation of Alphabet Inc., dated October 2, 2015 (incorporated by reference to Exhibit 3.1 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015)‡

3.02	Amended and Restated Bylaws of Alphabet Inc. (incorporated by reference to Exhibit 3.2 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015)‡

4.01	Alphabet Inc. Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 10.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37580), as filed with the SEC on June 5, 2020)‡

4.01.1	Alphabet Inc. Amended and Restated 2012 Stock Plan – Form of Alphabet Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.08.1 filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-37580), as filed with the SEC on February 4, 2020)‡

4.01.2	Alphabet Inc. Amended and Restated 2012 Stock Plan—Alphabet Inc. Performance Stock Unit Agreement dated December 19, 2019 by and between Sundar Pichai and the Registrant (incorporated by reference to Exhibit 10.08.2 filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-37580), as filed with the SEC on February 4, 2020)‡

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.01)*

24.01	Power of Attorney (included as part of the signature page of the Registration Statement)*

*	Filed herewith
‡	Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 30, 2020.

ALPHABET INC.

By:	/S/ SUNDAR PICHAI
Sundar Pichai
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sundar Pichai, Ruth M. Porat, Kent Walker, and Kathryn W. Hall, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ SUNDAR PICHAI Sundar Pichai	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2020

/S/ RUTH M. PORAT Ruth M. Porat	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2020

/S/ AMIE THUENER O’TOOLE Amie Thuener O’Toole	Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 30, 2020

/S/ LARRY PAGE Larry Page	Co-Founder and Director	July 30, 2020

/S/ SERGEY BRIN Sergey Brin	Co-Founder and Director	July 30, 2020

/S/ FRANCES H. ARNOLD Frances H. Arnold	Director	July 30, 2020

/S/ L. JOHN DOERR L. John Doerr	Director	July 30, 2020

/S/ ROGER W. FERGUSON, JR. Roger W. Ferguson, Jr.	Director	July 30, 2020

/S/ JOHN L. HENNESSY John L. Hennessy	Chairman of the Board and Director	July 30, 2020

Signature	Title	Date

/S/ ANN MATHER Ann Mather	Director	July 30, 2020

/S/ ALAN R. MULALLY Alan R. Mulally	Director	July 30, 2020

/S/ K. RAM SHRIRAM K. Ram Shriram	Director	July 30, 2020

/S/ ROBIN L. WASHINGTON Robin L. Washington	Director	July 30, 2020

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